                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                McGrath RentCorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

McGRATH LOGO                                                    MCGRATH RENTCORP

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

                                  May 30, 2001

     Notice is hereby given that the 2001 Annual Meeting of Shareholders of McGrath RentCorp, a California corporation, will be held at McGrath RentCorp's Corporate Headquarters located at 5700 Las Positas Road, Livermore, California 94550, on Wednesday, May 30, 2001, at 2:00 p.m., local time, for the following purposes:

        1. To elect six directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected;

        2. To approve the appointment of Arthur Andersen LLP as McGrath RentCorp's independent public accountants for the year ending December 31, 2001; and

        3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 13, 2001 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. All shareholders are cordially invited to attend the Meeting in person. However, to insure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the accompanying postage-prepaid envelope. Any shareholder attending the Meeting may vote in person even if he or she has returned the Proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

April 26, 2001                            RANDLE F. ROSE, SECRETARY

                                MCGRATH RENTCORP

             ------------------------------------------------------

                                PROXY STATEMENT
             ------------------------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of McGrath RentCorp (the "Company") to be voted at the 2001 Annual Meeting of Shareholders to be held on Wednesday, May 30, 2001, at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's Corporate Headquarters located at 5700 Las Positas Road, Livermore, California 94550.

     These proxy materials were mailed on or about April 27, 2001, to all shareholders entitled to vote at the Meeting.

RECORD DATE AND OUTSTANDING SHARES

     Shareholders of record at the close of business on April 13, 2001, are entitled to notice of, and to vote at, the Meeting. At the record date, 12,170,046 shares of the Company's Common Stock were issued and outstanding. The Company has no other class of voting securities issued or outstanding.

VOTING

     In order to conduct business at the Meeting, a quorum must be established. The presence in person or by proxy of shareholders entitled to vote a majority of the Company's outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting.

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of shares held, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. The proxy holders are given discretionary authority, under the terms of the Proxy, to cumulate votes represented by shares for which they are named in the Proxy. In electing directors, the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected (six), shall be elected.

     Unless otherwise noted herein, each of the Company's proposals (other than the election of directors) described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting at the Meeting if a quorum is present. Unless otherwise instructed, each valid returned Proxy not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal No. 2 described in this Proxy Statement. If any other matters come before the Meeting of which the Company was not aware by March 13, 2001, the proxy holders will vote on such matters in their discretion. The Company does not anticipate, as of this date, that any matters other than as set forth in this Proxy Statement will come before the Meeting.

SOLICITATION; REVOCABILITY OF PROXIES

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone or telegram. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

NOMINEES

     The shareholders elect directors of the Company annually. The Board has nominated the six persons named in the table below for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected. The remaining directors may fill vacancies that may occur on the Board of Directors prior to an annual meeting of shareholders. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable, or will decline, to serve as a director. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for under the Proxies will be determined by the proxy holders.

     The names of the nominees and certain information about them are set forth below.

 Name of Nominee    Age                 Principal Occupation                Director Since
 ---------------    ---                 --------------------                --------------
William J. Dawson   46    Corporate Senior Vice President, Business              1998
                          Development of McKesson HBOC, Inc.

Robert C. Hood      60    Investor, retired executive                            1999

Joan M. McGrath     64    Businesswoman                                          1982

Robert P. McGrath   67    Chairman of the Board and Chief Executive              1979
                          Officer of the Company

Delight Saxton      55    Senior Vice President of the Company                   1982

Ronald H. Zech      57    Chairman of the Board, President and Chief             1989
                          Executive Officer of GATX Corporation

DESCRIPTION OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     WILLIAM J. DAWSON was elected a director of the Company in 1998, and he serves on its Audit and Executive Compensation Committees. From 1993 through 1998, Mr. Dawson was a Managing Director of Volpe Brown Whelan, LLC, an investment banking firm, where he was responsible for corporate finance activities in the healthcare industry. In August 1998, Mr. Dawson joined McKesson HBOC, Inc., a large healthcare services company, as Corporate Senior Vice President, Business Development, with responsibility for mergers & acquisitions and venture capital investments.

     ROBERT C. HOOD was elected by the Board of Directors to fill a vacancy on the Board in December 1999. Mr. Hood serves on the Board's Audit and Executive Compensation Committees. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative Officer of Excite, Inc., an Internet portal company. Mr. Hood is now retired.

     JOAN M. MCGRATH joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994, at which time she resigned that position. She continues to be an employee of the Company with responsibilities in training sales, supervisory and management personnel and general management.

     ROBERT P. MCGRATH is the founder of the Company. He has been a director and its Chief Executive Officer since the Company's formation in 1979, and its Chairman of the Board since 1988. He also served as the Company's President through 1994 and as its Chief Financial Officer through 1993. He is a member of the Executive Compensation Committee of the Company's Board of Directors.

     DELIGHT SAXTON has been with the Company since its inception in 1979, and a director since 1982. She served as Secretary of the Company from 1982 to 1999, its Treasurer from 1982 to 1989, its Vice President of Administration from 1989 to 1997, and its Chief Financial Officer from 1993 to 1999. She has been a Senior Vice President of the Company since 1997. She is responsible for facility development and general management.

     RONALD H. ZECH was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. In 1994, Mr. Zech was elected President and Chief Operating Officer of GATX Corporation, a New York Stock Exchange listed company. In 1995, he was elected Chief Executive Officer of that corporation, and in 1996 was elected its Chairman of the Board. GATX provides specialized finance and leasing solutions for customers and partners worldwide. Mr. Zech also serves on the Board of Directors of The PMI Group, Inc., a New York Stock Exchange listed company engaged in the business of providing private mortgage insurance.

BOARD MEETINGS

     The Board of Directors of the Company held five meetings and took corporate action by unanimous written consent another seven times during the year ended December 31, 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee consisting of Directors William J. Dawson, Robert C. Hood and Ronald H. Zech. The Audit Committee, among other things, nominates the independent auditors of the Company to be approved by the Board of Directors and the shareholders, and meets with the independent auditors and the financial staff of the Company to review audits, financial reporting and internal controls. A more detailed description of the Audit Committee's responsibilities is set forth in the Audit Committee Charter attached hereto as Appendix A. The Audit Committee met four times during 2000.

     The Board of Directors also has a four-member Executive Compensation Committee consisting of Directors William J. Dawson, Robert C. Hood, Robert P. McGrath and Ronald H. Zech. The Executive Compensation Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers. The Executive Compensation Committee held one meeting during 2000.

COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Company was compensated for his services as a director at the rate of $16,000 per annum plus an additional fee of $750 per meeting for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $750 fee is paid to the director). Mr. Dawson and Mr. Zech each received $21,250 for his services as a director of the Company during 2000, and Mr. Hood received $22,000 for his services as a director during 2000. All directors, including those who are officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.

     In addition to cash compensation, the three outside directors of the Company during 2000 (Messrs. Dawson, Hood and Zech) each received a non-qualified stock option under the Company's 1998 Stock Option Plan for the purchase of 4,000 shares of the Company's common stock at an exercise price of $15.938 per share. See "Executive Officers of the Company -- 1998 Stock Option Plan" below.

                  PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, with the approval of its Audit Committee, has appointed Arthur Andersen LLP to audit the books and records of the Company for the year ending December 31, 2001. A resolution will be offered at the Meeting to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants.

     The Company incurred fees with Arthur Andersen LLP for the audit of the books and records of the Company for the year ending December 31, 2000 and for quarterly financial reviews during that year in the amount of $125,000, and fees for other services during 2000 in the amount of $24,500.

     Representatives of the accounting firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" such proposal. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the executive officers of the Company.

      Name             Age            Position Held with the Company
-----------------      ---    ----------------------------------------------
Robert P. McGrath      67     Chairman of the Board and Chief Executive
                              Officer

Dennis C. Kakures      44     President and Chief Operating Officer

Delight Saxton         55     Senior Vice President

Thomas J. Sauer        44     Vice President and Chief Financial Officer

Scott A.               40     Vice President
  Alexander

Randle F. Rose         43     Vice President of Administration and Secretary

Laura C. Cissell       36     Vice President

     Robert P. McGrath and Delight Saxton are also directors of the Company and descriptions of them appear under "Proposal No. 1: Election of Directors -- Description of Nominees for Election to the Board of Directors" above.

     DENNIS C. KAKURES joined the Company in 1982 as Sales and Operations Manager of the Company's Northern California office. He became a Vice President of the Company in 1987, Chief Operating Officer in 1989, Executive Vice President in 1993, and President in 1995.

     THOMAS J. SAUER joined the Company in 1983 as its Accounting Manager, served as its Controller from 1987 to March 1999, became Treasurer in 1989, a Vice President in 1995, and Chief Financial Officer in 1999. Mr. Sauer is responsible for accounting, financial reporting, corporate taxes, and the Company's relationships with its bankers and auditors.

     SCOTT A. ALEXANDER joined the Company in 1982 as a sales representative, became a Branch Manager in 1990, and a Vice President in 1997. Mr. Alexander is responsible for the operation of the Mobile Modular Division.

     RANDLE F. ROSE joined the Company in 1997 as its Vice President of Administration, and was elected Secretary of the Company in 1999. Mr. Rose is responsible for administration of human resources, risk management, MIS, real estate and facilities. For the three years prior to joining the Company, Mr. Rose was Vice President, Finance of Ardenbrook, Inc., a real estate company.

     LAURA C. CISSELL joined the Company in 1988 as a marketing representative, became Marketing Manager in 1994, and received several promotions thereafter culminating in being elected a Vice President in November 2000. Ms. Cissell is responsible for the operations of the RenTelco Division.

     Each executive officer of the Company serves at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers for services rendered in all capacities to the Company for each of the last three years.

                                                             Long-Term
                                 Annual Compensation       Compensation
        Name and                 -------------------       ------------           All Other
   Principal Position     Year    Salary     Bonus     Awards(1)   Payout(2)   Compensation(3)
   ------------------     ----    ------     -----     ---------   ---------   ---------------
Robert P. McGrath         2000   $424,000   $295,663         --          --        $12,473
  Chairman and Chief      1999    385,000    111,024         --          --         12,579
  Executive Officer       1998    370,440    130,225         --          --         13,274

Dennis C. Kakures         2000    280,000    192,442    $11,606    $299,569         12,473
  President and Chief     1999    250,000     70,481     55,388     268,864         12,579
  Operating Officer       1998    221,760     72,598     89,166     193,111         13,274

Thomas J. Sauer           2000    185,000    101,973      7,576     191,912         12,473
  Vice President and      1999    165,000     35,560     36,155     172,547         12,579
  Chief Financial         1998    144,718     38,130     58,190     124,013         13,274
  Officer

Scott A. Alexander        2000    145,000     51,500         --          --         12,473
  Vice President          1999    133,000     22,085         --          --         12,579
                          1998    125,000     48,061         --          --         13,274

Thomas L. Sanders(4)      2000    145,000     52,020         --          --         12,473
  Vice President          1999    133,000     21,973         --          --         12,579
                          1998    125,000     46,659         --          --         13,274

------------
    1 Upon an award of stock bonus shares under the Company's Long Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See "Long Term Stock Bonus Plan" below. The figures shown in the column designated "Awards" are the values of the vested 20% shares of the Company's Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end of the respective years. Dividends are paid to the officer with respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated "Payout."

    2 The figures shown in the column designated "Payout" are the values of the shares of the Company's Common Stock previously earned by the executive officers under the Company's Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.

    3 The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the allocation of the Company's contribution to the Company's Employee Stock Ownership Plan for that year, and his share of any re-allocations of forfeited benefits during that year (see "Employee Stock Ownership Plan" below).

    4    Mr. Sanders resigned from the Company in January 2001.

EMPLOYEE STOCK OWNERSHIP PLAN

     The Company's Employee Stock Ownership Plan ("ESOP") is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. All assets acquired by the trust are administered by a Plan Committee composed of Nanci Clifton, Edward Diaz, Brian Jensen, Thomas J. Sauer, Delight Saxton and Sandy Waggoner (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

     Employees, who are 21 years or older, are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2000, 193 employees of the Company were participants in the ESOP. Allocations to each eligible participant's trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant's compensation from the Company and time employed by the Company. As provided by law, a participant's interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company's contributions and ESOP allocations will be modified if the ESOP becomes a "top heavy plan" under federal tax laws.

     In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company's Board of Directors determines the amount of Company contributions to the ESOP in cash, Company stock or other property each year with consideration for federal tax laws. The Company's Board of Directors has authorized an $800,000 cash contribution to the ESOP for the 2000 plan year, and the Company had made an aggregate of $2,900,000 cash contributions for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock; however, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

     The Plan Committee has determined that cash dividends paid by the Company on shares of the Company's Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

1987 INCENTIVE STOCK OPTION PLAN

     The Company has a 1987 Incentive Stock Option Plan (the "1987 Plan") under which options have been granted to key employees of the Company for the purchase of its Common Stock. Options granted under the 1987 Plan are intended to qualify as incentive stock options as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1987 Plan authorized the issuance of an aggregate of 2,000,000 shares of the Company's Common Stock under options. As of April 13, 2001, options for an aggregate of 852,000 shares had been granted to 28 key employees at exercise prices ranging between $3.06 and $10.75 per share; and of such options granted, options have been exercised for the purchase of 633,828 shares, options for 60,162 shares have been terminated, and options for 158,010 shares remain outstanding. The 1987 Plan is now terminated by its terms, and no further options will be granted under it; however, the options held by key employees for 158,010 shares still outstanding remain exercisable in accordance with the terms of those options. The following table sets forth certain information with respect to an option held by one of the Company's officers during 2000. With the exception of the information set forth below, none of the Company's executive officers listed in the "Summary Compensation Table" above exercised or held an option during 2000 under the 1987 Plan.

                                                        Number of Shares Underlying     Value of Unexercised In-the-
                         Shares Acquired    Value     Unexercised Options at Year End    Money Options at Year End
         Name              on Exercise     Realized      Exercisable/Unexercisable       Exercisable/Unexercisable
         ----            ---------------   --------   -------------------------------   ----------------------------
Thomas L. Sanders             2,750        $27,501              10,250 / 0                      $127,484 / 0

1998 STOCK OPTION PLAN

     The Company has a 1998 Stock Option Plan (the "1998 Plan") that authorizes the issuance of an aggregate of 2,000,000 shares of the Company's Common Stock under options to officers, key employees, directors and other persons who provide valuable services to the Company or its subsidiaries. Options granted under the 1998 Plan may be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or options which are not incentive stock options ("non-qualified options"). As of April 13, 2001, options for an aggregate of 552,000 shares have been granted to 63 key employees at exercise prices ranging between $15.625 and $20.81 per share; and of such options granted, no options have been exercised, options for 60,500 have been terminated, and options for 491,500 shares remain outstanding. In addition to these options to key employees, options for an aggregate 60,000 shares have been granted to outside directors of the Company at exercise prices ranging between $15.938 and $21.6875 per share; and of such options granted, no options have been exercised, options for 10,000 shares have been terminated, and options for 50,000 remain outstanding. No options have been granted under the 1998 Plan to any of the Company's executive officers listed in the "Summary Compensation Table" above. 1,458,500 shares remain available in the 1998 Plan for future option grants.

LONG-TERM STOCK BONUS PLANS

     The Company's [1990] Long-Term Stock Bonus Plan reserved 400,000 shares of the Company's Common Stock for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. This Plan terminated on December 31, 1999. Last year, the Board of Directors and shareholders of the Company adopted the McGrath RentCorp 2000 Long-Term Stock Bonus Plan to replace the prior plan, and under which another 400,000 shares of the Company's Common Stock are reserved for bonuses to be granted to officers and key employees under conditions substantially the same as the prior plan. Stock Bonus Agreements have been entered into with Dennis C. Kakures, the Company's President and Chief Operating Officer, and Thomas J. Sauer, the Company's Vice President and Chief Financial Officer. To date, Messrs. Kakures and Sauer are the only persons who have received Stock Bonus Agreements. Each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company's shareholders over a three-year period, and starting with Agreements entered into in 1998, also dependent upon the growth in the Company's net income over that three-year period before taking into account any income derived from or expenses attributable to interest, income taxes, depreciation and/or amortization ("EBITDA"). The Agreements also provide that the right to receive any stock bonus earned is subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company. Messrs. Kakures and Sauer were awarded stock bonuses based upon the Company's performance over the three-year period ended December 31, 2000. The following table sets forth certain information with respect to the stock bonuses awarded. The "Values" in the table are calculated based on the market value of the shares of Common Stock as of December 31, 2000.

                                     As of 12/31/00             Will Vest at December 31,
                                   ------------------    ----------------------------------------
                                   Earned     Vested      2001       2002       2003       2004
        Name                       -------    -------    -------    -------    -------    -------

Dennis C. Kakures        Shares      2,994        599        599        599        599        598

                         Value     $58,009    $11,606    $11,606    $11,606    $11,606    $11,586

Thomas J. Sauer          Shares      1,954        391        391        391        391        390

                         Value     $37,859     $7,576     $7,576     $7,576     $7,576     $7,556

     The Company has entered into further Stock Bonus Agreements with both Mr. Kakures and Mr. Sauer, under which a maximum aggregate of 45,459 shares in additional stock bonuses could be awarded if the Company's performance goals over the successive three-year periods ending December 31, 2001 and 2002 are met. 373,879 shares remain available in the 2000 Plan for future bonus grants.

REPORT BY THE EXECUTIVE COMPENSATION COMMITTEE

     The Company has a four-member Executive Compensation Committee, consisting of its three outside directors, William J. Dawson, Robert C. Hood and Ronald H. Zech, as well as its Chairman of the Board and Chief Executive Officer, Robert
P. McGrath. The Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

     COMPENSATION PHILOSOPHY - The Company's executive compensation philosophy is to pay for performance. The Executive Compensation Committee believes executive compensation should reflect the executive's, as well as the Company's, current and long-term performance, and any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon its own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies. The Committee also believes management should have significant equity participation through the ownership of Common Stock of the Company so as to align the interests of executives with those of the Company's other shareholders in an effort to achieve long-term shareholder returns.

     COMPONENTS OF EXECUTIVE COMPENSATION - In addition to the return executives receive along with other shareholders through their individual ownership of shares of the Company's Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus, and long-term stock ownership incentives.

        Base Salaries - The Executive Compensation Committee establishes the base salaries of each of the Company's executive officers after considering a variety of factors including the executive's level of responsibility and individual performance, the executive's contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company's financial performance.

        Annual Cash Incentive Bonuses - The Executive Compensation Committee has divided the executive officers into four groups for purposes of providing cash incentive bonuses: the Chief Executive Officer, the next two highest compensated officers, the next two highest compensated officers thereafter, and the remainder of the Company's executive officers.

           The Executive Compensation Committee adopted a formula in early 2000 for calculating a cash incentive bonus for the Company's Chief Executive Officer for 2000 based solely upon the Company achieving certain levels of pre-tax profit for the year, with him being eligible to receive a bonus ranging from zero up to a maximum of 70% of his base salary. See "Chief Executive Officer's Compensation" below.

           At the same time, the Executive Compensation Committee adopted a formula for calculating cash incentive bonuses for the next two highest compensated executive officers of the Company (Mr. Kakures and Mr. Sauer) based upon a combination of the level of the Company's pre-tax profit for the year (75%) and the extent to which each executive officer achieves his or her own individual performance goals as determined by the Chief Executive Officer (25%). Mr. Kakures was eligible to receive a bonus ranging from zero up to a maximum of 70% of his base salary, while Mr. Sauer was eligible to receive a bonus ranging from zero up to a maximum of 56% of his base salary. The aggregate cash incentive bonuses earned by these two executive officers under this program for 2000 was 63% of their aggregate base salaries.

           The Executive Compensation Committee had also directed the Chief Executive Officer and the President and Chief Operating Officer of the Company to determine jointly at the end of 2000 the amount of incentive bonuses which should be paid for that year to the next two highest compensated executive officers of the Company (Mr. Alexander and Mr. Sanders) based upon the extent to which each achieved his own individual performance goals. These two officers were eligible to receive bonuses ranging from zero to a maximum of 36% of their base salaries. The aggregate cash incentive bonuses awarded to these two executive officers for 2000 was 36% of their aggregate base salaries.

        Long-Term Stock Ownership Incentives - The Company has two long-term stock ownership incentive programs for its executives and other key personnel: the Long-Term Stock Bonus Plan and the 1998 Stock Option Plan.

           The Executive Compensation Committee may make recommendations to the Company's Board of Directors with respect to the granting of stock bonuses under the Company's 2000 Long-Term Stock Bonus Plan to executive officers. The Plan has been used to reward the achievement of pre-set, long-term financial goals; and the bonuses of stock have been awarded for achieving pre-set goals with respect to the return on equity realized by the Company over successive three-year periods. See "Long-Term Stock Bonus Plans" above.

           The Executive Compensation Committee may make recommendations to the Board of Directors with respect to the granting of stock options under the 1998 Stock Option Plan to executive officers. The Board has granted stock options from time to time to executive officers and other key personnel of the Company under the 1998 Plan and earlier option plans because the Board believed such grants would be an effective part of the particular executive officer's overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION - Throughout 2000, Robert P. McGrath was the Chief Executive Officer of the Company, as well as the Chairman of its Board of Directors. Mr. McGrath was the founder of the Company, and he still owns a significant percentage of its Common Stock (see "Security Ownership of Management and Principal Shareholders" below).

        Base Salary - After a review in early 2000 of Mr. McGrath's level of responsibility, performance and contributions to the Company's success, the Executive Compensation Committee raised Mr. McGrath's base salary to $424,000.

        Annual Cash Incentive Bonus - Mr. McGrath earned a cash incentive bonus of $295,663 for 2000 (70% of his base salary). This bonus was calculated as a function of the extent to which the Company achieved its goal for pre-tax profits in 2000 in accordance with the formula, which had been established by the Executive Compensation Committee early in that year.

        Long-Term Stock Ownership Incentives - Mr. McGrath did not participate in any of the various long-term stock ownership incentive plans offered by the Company to its officers and employees (except that, as an employee, he has participated in the Company's Employee Stock Ownership Plan ("ESOP") on the same basis as other employees).

                                          Executive Compensation Committee:

                                                        William J. Dawson            Robert C. Hood

                                                        Robert P. McGrath            Ronald H. Zech

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     No member of the Company's Executive Compensation Committee has a compensation committee interlocking relationship (as defined by the Securities and Exchange Commission). One member of the Committee, Robert P. McGrath, is an employee and officer of the Company, and he has participated in deliberations of the Committee concerning executive officer compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's stock price since December 31, 1995 against (1) the S&P 500 Index and (2) the composite prices of the companies listed by Value Line, Inc. in its Industrial/ Business Services Industries Group ("Peer Group"), and (3) the Russell 2000 Index.
[PERFORMANCE GRAPH]

                                          MCGRATH RENTCORP          S & P 500             RUSSELL 2000       INDUSTRIAL SERVICES
                                          ----------------          ---------             ------------       -------------------
1995                                            100                    100                    100                    100
1996                                            139                    123                    116                    148
1997                                            269                    164                    142                    213
1998                                            246                    211                    138                    167
1999                                            200                    254                    163                    246
2000                                            247                    228                    157                    305

     The graph assumes an investment of $100 on December 31, 1995 and monthly reinvestment of dividends thereafter, and is based upon information provided to the Company by Value Line, Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, each of the directors, the chief executive officer and the other four most highly compensated officers of the Company, and all officers and directors as a group as of April 13, 2001. The table is presented in accordance with the rules of the Securities and Exchange Commission and, accordingly, in several instances beneficial ownership of the same shares is attributed to more than one person.

                                                  Beneficial Ownership
                                                -------------------------
                                                Number of   Percentage of
                     Name                        Shares      Outstanding
                     ----                       ---------   -------------
Robert P. and Joan M. McGrath(1, 2 )..........  2,293,162       18.8%
  McGrath RentCorp
  5700 Las Positas Road
  Livermore, CA 94550
T. Rowe Price Associates, Inc.(3).............  1,913,100       15.7%
  100 E. Pratt Street
  Baltimore, MD 21202
Dimensional Fund Advisors, Inc.(4)............    735,600        6.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Dennis C. Kakures(2, 5).......................    353,465        2.9%
Delight Saxton(2).............................    340,519        2.8%
Thomas J. Sauer(2, 5).........................    281,076        2.3%
Scott A. Alexander(2).........................    205,869        1.7%
Thomas L. Sanders(2, 6, 7)....................     29,450          *
Ronald H. Zech(6).............................     16,000          *
William J. Dawson(6)..........................      8,500          *
Robert C. Hood(6).............................      2,500          *
All Executive Officers and Directors as a
  group (12 persons)(1, 2, 5, 6)..............  3,565,379       29.2%

------------
    *  Denotes less than 1%.

    1 Includes 399,006 shares held by two organizations controlled by Mr. and Mrs. McGrath; however, they disclaim any beneficial interest in such shares.

    2 Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included is 54,744 shares for Mr. McGrath, 30,662 shares for Ms. McGrath, 47,554 shares for Mr. Kakures, 41,519 shares for Ms. Saxton, 35,613 shares for Mr. Sauer, 39,867 shares for Mr. Alexander, 9,450 shares for Mr. Sanders, and 266,497 shares for all executive officers as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).

    3 These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. that owns 1,280,000 shares, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

    4 Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 735,600 shares of McGrath RentCorp stock as of December 31, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

    5 Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included is 24,570 shares for Mr. Kakures, 15,839 shares for Mr. Sauer, and 40,409 shares for all executive officers as a group.

    6 Includes 45,250 shares, which are the portions of outstanding stock options held by two officers and three directors that will be exercisable over the next 60 days.

    7 Mr. Sanders resigned from the Company in January 2001, and he is included in "All Executive Officers and Directors as a group."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPLIANCE WITH SEC.16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company, and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of sec.16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of the sec.16(a) reports the Company received from such persons during or with respect to 2000, and (ii) written representations received from all such persons that no annual Form 5 reports were required to be filed by them with respect to 2000, the Company believes that all reporting requirements under sec.16(a) for 2000 were met in a timely manner by its directors, executive officers and greater than 10% shareholders except as follows: Thomas L. Sanders filed late a report regarding his exercise of a stock option. Laura C. Cissell filed late a report required by her election as an officer of the Company.

INDEMNIFICATION AGREEMENTS

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. These Agreements require the Company to indemnify its officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

CONTROL

     By virtue of their positions in the Company and ownership of the Company's Common Stock, Robert P. McGrath and Joan M. McGrath may be deemed "control persons" of the Company as that term is defined under the Securities Act of 1933, as amended.

FAMILY RELATIONSHIPS

     There are no family relationships between any director or executive officer of the Company except that Robert P. McGrath and Joan M. McGrath are husband and wife.

                         REPORT BY THE AUDIT COMMITTEE

     The Company has a three-member Audit Committee, consisting of its three outside directors, William J. Dawson, Robert C. Hood and Ronald H. Zech.

     The Company's management is responsible for the Company's internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company's independent auditors, Arthur Andersen LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes as well as the independence and performance of the Company's independent auditors. (A copy of the Audit Committee Charter is attached hereto as Appendix A.)

     In this context, the Audit Committee has met and held discussions with management and the independent auditors, and has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with management and the independent auditors. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has considered the compatibility of the non-audit services provided by the independent auditors with maintaining auditor independence and has discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's reviews and discussions referred to above, the Committee recommended the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                  Audit Committee:
                                               William J. Dawson

                                               Robert C. Hood

                                               Ronald H. Zech

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented at the Company's 2002 Annual Meeting must be received by the Company no later than December 28, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Dated: April 26, 2001                     THE BOARD OF DIRECTORS

                                   APPENDIX A

                                MCGRATH RENTCORP

                            Audit Committee Charter

This Charter sets forth the scope of the Committee's responsibilities and how it carries out those responsibilities, including structure, process and membership requirements.

STRUCTURE & MEMBERSHIP

The Committee shall be comprised of three or more directors as determined by the Board of Directors. The Committee members shall be designated by the Board of Directors and shall serve at the discretion of the Board of Directors.

Each member of the Committee shall be an independent director, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Each member of the Committee shall be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Committee requirements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board of Directors in connection with corporate accounting and the quality and integrity of the financial reports of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities for the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and SEC rules and regulations.

RESPONSIBILITIES

The Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

      1.      Review and reassess the adequacy of this Charter annually.

      2.      Independent auditors:

          (a) Make recommendations to the Board of Directors with respect to the selection, evaluation, compensation and, where appropriate, replacement of the independent auditors. The independent auditors shall be accountable ultimately to the Board of Directors and to the Committee.

        (b) Review the independence of the independent auditors, including a review of management consulting services and related fees provided by the independent auditors. The Committee shall require the independent auditors to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the NASDAQ National Market Committee requirements. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend the full Board of Directors take, appropriate action to oversee the independence of the auditors.

        (c) Review the rationale for employing audit firms other than the principal independent auditors; and when an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     3. Review and concur with management the appointment, replacement, reassignment, or dismissal of an internal audit department and its manager or director, as well as its scope and responsibilities.

     4. Consider and review in consultation with the independent auditors, the internal audit department, if any, and management at the completion of the annual examinations and such other times as the Committee may deem appropriate:

        (a) Review in consultation with the independent auditors and management the audit scope and plan for the independent auditors.

        (b) The Corporation's annual financial statements and related footnotes.

        (c) The independent auditors' audit of the financial statements and their report thereon.

        (d) Any significant changes required in the independent auditors' audit plan.

        (e) Any serious difficulties or disputes with management encountered during the course of the audit.

        (f) The adequacy of the Corporation's system of internal financial controls.

        (g) Any material deficiency in or suggested improvement to the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

        (h) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

     5. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

     6. Review and discuss with management, before release, the audited financial statements and the Management's Discussion and Analysis proposed to be included in the Corporation's annual report in Form 10-K. Make a recommendation to the Board of Directors whether or not the audited financial statements should be included in the Corporation's annual report on Form 10-K.

     7. Review and discuss with management, before release, the unaudited quarterly operating results in the Corporation's quarterly earnings release.

     8. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

     9. Consider and review with management significant findings of the Committee during the year and management's responses thereto.

     10. Report Committee action to the Board of Directors with such recommendations as the Committee may deem appropriate.

     11. Provide a report in the Corporation's proxy statement in accordance with SEC requirements.

     12. Perform such other functions as assigned by law, the Corporation's Articles or bylaws, or the Board of Directors. Review and investigate such other matters pertaining to the Corporation's financial reporting and controls as the Committee may consider appropriate.

The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

MEETINGS

The Committee shall meet at least two times per year or more frequently as required. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

PROXY
                                MCGRATH RENTCORP

    THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 30, 2001, AT 2:00 P.M., LOCAL TIME, AT THE MCGRATH RENTCORP CORPORATE HEADQUARTERS LOCATED AT 5700 LAS POSITAS ROAD, LIVERMORE, CALIFORNIA 94550.

    The undersigned hereby constitutes and appoints Robert P. McGrath and Randle
F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

PROPOSAL NO. 1: Election of Directors

[ ]  FOR the election of William J. Dawson, Robert C. Hood, Joan
     M. McGrath, Robert P. McGrath, Delight Saxton and Ronald H.
     Zech as directors (to withhold authority to vote for any individual nominee, strike a line through the nominee's name);
or
[ ] WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

PROPOSAL NO. 2: Approval of the appointment of Arthur Andersen
LLP as McGrath RentCorp's independent public accountants for the year ending December 31, 2001.

               [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

    The Board of Directors recommends a vote FOR the nominees named above and FOR Proposal No. 2. The shares represented by this Proxy will be voted as directed above; IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSAL. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2000 Annual Report to Shareholders furnished with this Proxy.

Dated:         , 2001
      ---------

                                                      --------------------------
                                                      Signature

                                                      --------------------------
                                                      Signature

                                                      Signature should agree
                                                      with name printed hereon.
                                                      If stock is held in the
                                                      name of more than one
                                                      person, EACH joint owner
                                                      should sign. Executors,
                                                      administrators, trustees,
                                                      guardians, and attorneys
                                                      should indicate the
                                                      capacity in which they
                                                      sign. Attorneys should
                                                      submit powers of attorney.

PLEASE RETURN THIS SIGNED AND DATED PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE